EXHIBIT 23.1A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 27, 2019, relating to the financial statements of New Leap, Inc. as of and for the year ended December 31, 2018 and as of and for the period ended December 31, 2017, to all references to our firm included in the Registration Statement of New Leap, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 7, 2019.

/s/ B F Borgers CPA PC

Lakewood, Colorado

June 7, 2019